                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Pulte Corporation Registration Statement (Form S-8) pertaining to the Pulte Corporation 1997 Stock Plan for Nonemployee Directors of our report dated January 21, 1998, except for the last paragraph of Note 10 as to which the date is March 5, 1998, with respect to the consolidated financial statements and schedule of Pulte Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP


Detroit, Michigan
May 6, 1998